Exhibit 3.2

BYLAWS

OF

SYNOPSYS, INC.

(restated on December 4, 2007)

ARTICLE I

OFFICES

Section 1.              The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2.              The corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.              All meetings of the stockholders for the election of Directors may be held at such place either within or without the state of Delaware as shall be designated from time to time by the Board of Directors (the “Board”) and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the state of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”).

Section 2.              (a)           Annual meetings of stockholders, commencing with the year 1992, shall be held at such place, if any, date and hour as shall be fixed by the Board and stated in the notice of the meeting, at which the stockholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

(b)           At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be:  (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and (ii) such other business must be a proper matter for stockholder action under DGCL.  To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) calendar days nor more than one hundred fifty (150) calendar days in advance of the first anniversary of the corporation’s previous year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the previous year’s annual meeting of stockholders, notice by the stockholder to be timely must be so received a reasonable time before the solicitation is made.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting:  (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his or her capacity as a proponent to a stockholder proposal.  Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b).  The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he or she should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c)           Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as Directors.  Nominations of persons for election to the Board of Directors of the corporation may be made at the meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote in the election of Directors at the meeting who complies with the notice procedures set forth in this paragraph (c).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Article II, Section 2.  Such stockholder’s notice shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director:  (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a Director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Article II, Section 2.  At the request of the Board of Directors, any person nominated by the stockholder for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c).  The chairman of the meeting shall, if the facts warrants, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he or she should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded.

Section 3.              Written notice, or notice by electronic transmission as permitted by the DGCL, of the annual meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4.              The officer who has charge of the stock ledger of the corporation shall prepare and make, or cause a third party to prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.              Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman, President or Chief Executive Officer and shall be called by the Chairman or President or Secretary at the request in writing of a majority of the Board of Directors.  Such request shall state the purpose or purposes of the proposed meeting.

Section 6.              Written notice, or notice by electronic transmission as permitted by the DGCL, of a special meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.              Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 8.              The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented, but no other business shall be transacted at such meeting.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

Section 9.              When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy and voting on that particular matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 10.            Unless otherwise provided in the certificate of incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

Section 11.            (a)           At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President, or, if the President is absent, a Director or Officer designated by the Chairman of the Board, shall act as chairman.  The Secretary, or, in his or her absence, an Assistant Secretary or other person directed to do so by the President, shall act as secretary of the meeting.

(b)           The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  The date and time for the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.  Unless and to the extent determined by the Board of Directors of the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE III

DIRECTORS

Section 1.              The number of Directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors.  The Directors shall be elected at the annual meeting of the stockholders for a term of one year, except as provided in Section 2 of this Article III, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her death, resignation or removal.  Directors need not be stockholders.

Section 2.              Vacancies and newly-created directorships may be filled only by vote of at least two-thirds (2/3rds) of the Directors then in office, though less than a quorum, or by a sole remaining Director, except that in the event a Director is removed by the stockholders for cause, the stockholders shall be entitled to fill the vacancy created as a result of such removal.  The Directors so chosen shall serve for the remainder of the term of the vacated directorships being filled and until their successors are duly elected and shall qualify, unless sooner displaced.  If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.

Section 3.              The business of the corporation shall be managed by, or under the direction of, its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS

Section 4.              The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the state of Delaware.

Section 5.              Intentionally omitted.

Section 6.              Regular meetings of the Board of Directors may be held without notice (as defined in Article IV, Section 1) at such time and at such place as shall from time to time be determined by the Board, provided that such time and such place has been designated previously by the Board of Directors and publicized among all Directors, either orally  or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, electronic mail or other electronic means.

Section 7.              Special meetings of the Board may be called by the Chairman or President on four (4) days’ notice to each Director by mail or twenty-four (24) hours’ notice to each Director either personally or by telephone, telegram, electronic transmission or facsimile; special meetings shall be called by the Chairman or President or Secretary in like manner and on like notice on the request in writing or by electronic transmission of two (2) Directors unless the Board consists of only one (1) Director, in which case special meetings shall be called by the Chairman or President or Secretary in like manner and on like notice on the request in writing or by electronic transmission of the sole Director.  A written waiver of notice, signed by the person entitled thereto, or waiver of notice by electronic transmission sent by such person, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice.

Section 8.              At all meetings of the Board of Directors a majority of the Directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 9.              Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form or paper form if the minutes are maintained in electronic form.

Section 10.            Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

LEAD INDEPENDENT DIRECTOR

Section 11.            The Chairman of the Board of Directors, or if the Chairman is not an independent Director, one of the independent Directors, may be designated by the Board of Directors as lead independent Director to serve until replaced by the Board of Directors (“Lead Independent Director”).  The  Lead Independent Director will, with the Chairman of the Board of Directors, establish the agenda for regular Board meetings and serve as chairman of Board of Directors meetings in the absence of the Chairman of the Board of Directors; establish the agenda for meetings of the independent Directors; and coordinate the activities of the other independent Directors and perform such other duties as may be established or delegated by the Board of Directors.

COMMITTEES OF DIRECTORS

Section 12.            The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  The provisions relating to the holding of Board of Directors meetings, including the provisions regarding the time, place, notice, waiver, quorum, action by written consent in lieu of meetings, and telephonic attendance, shall apply equally to committee meetings.

Section 13.            Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 14.            Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of Directors.  Director compensation may include, among other things, payment of his or her expenses, if any, of attendance at each meeting of the Board of Directors, payment of a fixed sum for attendance at each meeting of the Board of Directors or payment of a stated salary as Director.  No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

RESIGNATION OF DIRECTORS

Section 15.            Any Director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.

REMOVAL OF DIRECTORS

Section 16.            Unless otherwise restricted by the certificate of incorporation or by law, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of Directors.

ARTICLE IV

NOTICES

Section 1.              Whenever, under the provisions of the statutes or of the certificate of incorporation or of these bylaws, notice is required to be given to any Director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 7 of Article III of these bylaws), but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, or by electronic transmission as permitted by the DGCL, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or transmitted electronically.  Notice to Directors may also be given by telephone, telegram or facsimile.

Section 2.              Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or waiver of notice by electronic transmission sent by such person or persons, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 3.              Except as otherwise prohibited under DGCL, any notice given under the provisions of DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

Section 4.                                            Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE V

OFFICERS

Section 1.                                            The officers of the corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Treasurer.  The Board of Directors may elect from among its members a Chairman of the Board, a Vice Chairman of the Board and a Lead Independent Director (provided that notwithstanding anything to the contrary contained in these Bylaws, neither the Chairman of the Board, the Vice Chairman of the Board nor the Lead Independent Director shall be deemed an officer of the corporation unless so designated by the Board of Directors).  The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these bylaws otherwise provide.

Section 2.                                            All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, or until such officer’s earlier resignation or removal.  An officer may resign at any time upon written notice to the corporation.

Section 3.                                            The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4.                                            The salaries of all officers of the corporation shall be fixed by the Board of Directors.  The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the President or any Vice President of the corporation.

Section 5.                                            The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors or by the unanimous written consent of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

CHAIRMAN OF THE BOARD

Section 6.                                            The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.  He or she shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 7.                                            In the absence of the Chairman of the Board or the Vice Chairman of the Board, if any, the Lead Independent Director shall preside at all meetings of the Board of Directors and of the stockholders at which he or she shall be present.  He or she shall have and may exercise such powers as are, from time to time, assigned to him or her by the Board and as may be provided by law.

CHIEF EXECUTIVE OFFICER

Section 8.                                            If the Chairman of the Board of Directors has not been appointed or is not present and if the Lead Independent Director has not been appointed or is not present, the Chief Executive Officer shall preside at all meetings of the Board of Directors.  The Chief Executive Officer shall preside at any meeting of the stockholders under the circumstances described in Article II, Section 11(a). The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time.

PRESIDENT AND VICE PRESIDENTS

Section 9.                                            The President shall be the Chief Executive Officer of the corporation in the event that there is not another person designated as the Chief Executive Officer by the Board of Directors, and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 10.                                      The Chairman, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President or the Secretary shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 11.                                      In the absence of the Chairman, Chief Executive Officer or the President or in the event of their inability or refusal to act, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President.

CHIEF FINANCIAL OFFICER

Section 12.                                      The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the Chief Executive Officer. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time. The Chief Executive Officer may direct the Vice President and Controller, Treasurer or any Assistant Treasurer or Assistant Controller, to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer and, in the absence or disability of the Chief Financial Officer, each such officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer shall designate from time to time.

SECRETARY AND ASSISTANT SECRETARY

Section 13.                                      The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman, under whose supervision he or she shall be.  He or she shall have custody of the corporate seal of the corporation and he or she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 14.                                      The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURERS

Section 15.                                      The Treasurer shall be the Chief Financial Officer of the corporation in the event that there is not another person designated as the Chief Financial Officer by the Board of Directors, and shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 16.                                      The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation.

Section 17.                                      If required by the Board of Directors, the Treasurer shall give the corporation a bond (which shall be renewed every six (6) years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

Section 18.                                      The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

Section 1.                                            The shares of the corporation shall be represented by certificates, or shall be uncertificated.  Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, then in the case of shares represented by certificates, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2.                                            Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 3.                                            The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 4.                                            (a)                                  Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to cancel the old certificate and record the transaction upon its books and, if the shares are to continue to be represented by certificate, issue a new certificate to the person entitled thereto.

                                                                                                (b)                                 The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

FIXING RECORD DATE

Section 5.                                            In order that the corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting;  provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 6.                                            The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.                                            Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.                                            Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the Directors shall think conducive to the interest of the corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.                                            All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4.                                            The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5.                                            The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 6.                                            The corporation shall indemnify its officers and Directors to the full extent permitted by the General Corporation Law of Delaware; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its Directors and officers.  Without limiting the generality of the preceding sentence, the corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the state of Delaware any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she, his or her testator or intestate is or was a Director or officer of the corporation or any predecessor of the corporation, or served any other enterprise as a Director or officer at the request of the corporation or any predecessor of the corporation.

Expenses incurred by a Director or officer of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a Director or officer of the corporation (or was serving at the corporation’s request as a Director or officer of another enterprise or corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by relevant sections of the General Corporation Law of Delaware.

The foregoing provisions of this Article VII shall be deemed to be a contract between the corporation and each Director and officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a Director or officer, made a party to any action, suit or proceeding by reason of the fact that he or she, his or her testator or intestate, is or was an employee or agent of the corporation and to pay the expenses incurred by any such person in defending such action, suit or proceeding.

The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any Director or officer may be entitled apart from the provisions of this Article VII.

ARTICLE VIII

AMENDMENTS

Any bylaw (including these bylaws) may be adopted, amended or repealed by the vote of the holders of a majority of the shares then entitled to vote at an election of Directors, or by vote of the Board or by the Directors’ written consent pursuant to Section 9 of Article III.